Exhibit 3.287

BY-LAWS

OF

VINCENT’S JEWELERS AND LOAN, INC.

ARTICLE ONE

Principal Office

The corporation is located in the County of St. Louis, State of Missouri. Until otherwise ordered by the Board of Directors, the principal office of the corporation shall be 5980 Delmar Blvd., St. Louis, Missouri 63112. The corporation may have such other offices either within or without the State of Missouri as the business of the corporation may require from time to time.

ARTICLE TWO

Corporate Seal

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation “Vincent’s Jewelers and Loan, Inc.”, “Corporate Seal” and “Missouri”.

ARTICLE THREE

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of Directors and the transaction of such other business as may come before the meeting shall be held at 5980 Delmar Blvd., St. Louis, Missouri 63112 on the fourth Monday in January of each year. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, or by the Secretary, or by the officers, or by the Board of Directors, or by any one of the Directors, or by the holders of a majority of all the outstanding shares entitled to vote at such meeting.

Section 3. Place of Meetings. All meetings of the shareholders shall customarily be held at the principal office of the corporation now located at 5980 Delmar Blvd., St. Louis, Missouri 63112, or at its registered office in Missouri, or such meetings may be held elsewhere either within or without the State of Missouri if the notice of the meeting or the Waiver of such notice clearly provides.

Section 4. Notice of Meetings. Written or printed notice of each meeting of the shareholders stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes of the meeting for which the special meeting is called, shall be delivered or given at least ten (10) but no more than fifty (50) days before the date of the meeting, to either the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. Any notice of any meeting of the shareholders may, however, be waived as provided by law or by any such shareholder, in writing, or by telegram, or by attendance of such shareholder at such meeting either in person or by proxy, except where such shareholder attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any notice of a shareholders’ meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the corporation.

Section 5. Organization of Meetings. Every meeting for whatever object of the shareholders of the corporation shall be convened by the President or Vice President acting as President, the Secretary or other officer or person calling the meeting by notice given as hereinbefore provided.

Section 6. Quorum and Requisite Vote. The majority of outstanding shares entitled to vote at any meeting of the shareholders represented in person or by proxy shall constitute a quorum at such meeting; but if the holders of a majority of the outstanding shares entitled to vote thereat shall not be represented in person or by proxy at the time and placed fixed for such meeting, then less than such quorum shall have the right successively to adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment and no notice need be given of such adjournment to such shareholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required under the Statutes of Missouri.

Section 7. Voting. The record date for the determination of shareholders entitled to vote at any meeting shall be determined in accordance with the provisions of Section 7 of Article Seven of these By-Laws. The shareholders may vote either in person or by proxy executed in writing by the shareholder or by his duly elected attorney in fact. The voting shall be by ballot in the following matters: (1) upon the order of the Chairman of the meeting; or (2) upon demand of any shareholder entitled to vote upon any proposition before the shareholders meeting; otherwise, voting may be viva voca, except when ballot voting is required by statute.

Section 8. List of Shareholders Entitled to Vote. The officer having charge of the transfer book for the shares of the corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of each shareholder and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at anytime during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The original share ledger or transfer book or duplicate thereof kept in the State of Missouri shall be prima facie evidence as to who are the shareholders entitled to examine such list, or share ledger, or transfer book or to vote at any meeting of the shareholders. Failure to comply with the above requirements with respect to lists of shareholders shall not affect the validity of any action taken at such meeting.

Section 9. Right to Vote. All shares that appear standing on the transfer books of the corporation in the name of any person or persons may be voted upon by such person or persons, directly by themselves or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting Shares Standing in Name of Another Corporation, Fiduciary or Pledgor or Pledgee. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such other corporation may prescribe, or in the absence of such provisions, as the Board of Directors of such other corporation may determine. Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator or trustee shall be entitled, as such fiduciary, to vote shares held by him without the transfer of such shares into his name. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11. Shareholders May Create Voting Trusts. Any number of shareholders of the corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares for any period without regard to the rule against perpetuities or similar rules.

Section 12. Corporate Action May Be Taken Without Meetings By Written Consents. Any action required to be taken at a meeting of the shareholders of the corporation or any action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as the unanimous vote of the shareholders at a meeting duly held and may be stated as such in any certificate or document filed. The Secretary of the corporation shall file such consents with the Minutes of the meeting of the shareholders.

ARTICLE FOUR

Board of Directors

Section 1. General Powers. The Board of Directors shall control and manage the property, affairs and business of the corporation.

Section 2. Number of Directors. The number of directors of the corporation shall be two (2). Said number may be changed from time to time by amendment of the By-Laws with approval of a majority of the shareholders. Any changes in number shall be reported to the office of the Secretary of State within thirty (30) calendar days of such changes.

Section 3. Election and Term of Office. The Board of Directors shall consist of two (2) members and they shall be elected by ballot at the Annual Meeting of the Shareholders of the corporation for the election of Directors or any adjournment thereof. The Directors shall hold office for one year and until their successors have been duly elected and shall have qualified.

Section 4. Filling of Vacancies. In case of the death, illness, incapacity to act for any other reason or the resignation or failure to act of one or more of the Directors of the corporation, or in the case of any vacancy or vacancies in the Board of Directors occurring for any other reason, a majority of the surviving or remaining Directors may declare said office or offices of Director to be vacant and may thereupon fill the vacancy or vacancies thus caused until the successor or successors shall have been duly elected at a meeting or meetings of the shareholders and shall have duly qualified.

Section 5. Compensation. Directors, as such, shall not receive a stated salary for their services but, by resolution of the Board, a fixed sum and/or expenses of attendance, if any, may be allowed for each regular or special meeting of the Board provided nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 6. Regular Meetings. A regular meeting of the Board of Directors shall be held at any lawful time and place as so provided by the Board. No notice of this regular meeting of the Board of Directors shall be required. Additional regular meetings of the Board of Directors of the corporation shall be held at such time and such place, either within or without the State of Missouri, as the Board of Directors may provide by resolution, with no other notice other than notice of such resolution to all Directors. Meetings of the Board of Directors of the corporation shall customarily be held at the principal office of the corporation at 5980 Delmar Blvd., St. Louis, Missouri 63112, but such meetings may be held elsewhere, either within or without the State of Missouri, provided that a notice of the meeting or the waiver of such notice clearly states the time and place of the meeting.

Section 7. Special Meetings. Special Meetings of the Board of Directors may be held on call of the President, Vice President acting as President, the Secretary or any one member of the Board, at such time and such place, either within or without the State of Missouri, as may be prescribed in the call.

Section 8. Waiver of Notice. Any notice which is required by law or the Articles of Incorporation or these By-Laws of the corporation to be given to any Director may be waived in writing, signed by such Director, whether before or after the time stated therein. Attendance of a Director at any meeting shall also constitute waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 9. Quorum and Powers of Majority. A majority of the full Board of Directors as prescribed in the Articles of Incorporation shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number shall be required by the Articles of Incorporation of these By-Laws.

Section 10. Board Action May Be Taken Without Meeting By Written Consent of All Directors. If all the Directors, severally or collectively, consent in writing to any action to be taken by the Directors, such consents shall have the same force and effect as the unanimous vote of the Directors at a meeting duly held and may be stated as such in any certificate or document filed by the corporation. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

Section 11. Removal of Directors. Directors may be removed as provided in “The General and Business Corporation Law of Missouri”.

ARTICLE FIVE

Officers

Section 1. Appointment. The Board of Directors may appoint a Chairman of the Board, and they shall choose a President, Vice President, Secretary, Treasurer and such other officers of the Board of Directors may, from time to time, deem necessary, each of whom may or may not be a shareholder or director as the Board may determine in choosing them. Any two offices may be held by the same person with the exception of President and Secretary.

Section 2. Tenure. The officers above named shall hold their respective offices for the term of one year and until their respective successors shall have been duly appointed and qualified, unless sooner removed as hereinafter provided. Any officer or agent chosen by the Board of Directors may be removed by a majority of the Board of Directors with or without hearing and with or without cause whenever in the judgment of the Board the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 3. Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

Section 4. Voting Shares in Other Corporations. The corporation may vote any and all shares of stock and/or other certificates of interest held by it in any other corporation or corporations, by such officer, agent or proxy as the Board of Directors may appoint, or in default of such appointment, by the President or a Vice President.

Section 5. Chairman of the Board. The Chairman of the Board, if the Board appoints a Chairman, shall preside at all meetings of the Board of Directors at which he shall be present and also perform such other duties as may, from time to time, be prescribed for him by the Board of Directors. He may act in the place of the President only if he has been previously designated by the Board of Directors or in the By-Laws as Chief Executive Officer of the corporation and such designation has been filed in writing with the Secretary of State and such notice attested to by the Secretary of the corporation.

Section 6. President. The President shall have general executive supervision, direction and control over all the business and affairs of the corporation, subject at all times to the orders of the Board of Directors. He shall preside at each meeting of the shareholders and he shall be Ex Officio Chairman of all standing committees.

Section 7. Vice President. In case of the absence, inability to act or sickness of the President, the Vice President shall perform all duties of the President. The Vice President shall also perform such other duties as may, from time to time, be prescribed for him by the Board of Directors or by the President.

Section 8. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors; keep minutes thereof in books to be kept for that purpose; give or cause to be given notices of all meetings of the shareholders and of the Board of Directors; have custody of the seal of the corporation; affix the same to all papers required to be sealed; have custody of all books, papers and documents of the corporation entrusted to the Secretary by the Board of Directors or other officers; and perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President or acting President.

Section 9. Treasurer. The Treasurer shall, under the supervision and control at all times of the Board of Directors or the President or acting President, have custody of the funds and securities of the corporation; keep such funds and securities deposited in such financial institutions or in such other manner as the Board of Directors may, from time to time, direct; keep full and accurate account of receipts and disbursements belonging to the corporation; and perform such other duties as may, from time to time, be prescribed by the Board of Directors, or by the President or acting President.

Section 10. Other Appointees. All persons chosen by the Board of Directors to fill any other or additional offices which may be created by the Board shall have such titles and perform such duties as the Board may, from time to time, prescribe.

ARTICLE SIX

Further Provisions Relating To

Shares and Shareholders

Section 1. Certificates. The shares of the corporation shall be represented by certificates. Such certificates shall be in such form as the Board of Directors may determine, not inconsistent, however, with the Articles of Incorporation, and shall be signed by the President or a Vice President, and also by the Secretary or Treasurer, and sealed with the seal of the corporation, which seal may be a facsimile, engraved or printed.

Section 2. Stock Records. The corporation shall keep and maintain at its registered office or principal place of business in the State of Missouri books in which shall be recorded the number of shares subscribed, the names of owners of the shares, the number of shares owned by them respectively, the amount of shares paid and by whom, and the transfer of such shares with the date of such transfers.

Section 3. Transfers. Shares of stock shall be transferable only on the books of the corporation by the person named in the certificate therefor, or by his attorney lawfully constituted in writing and upon surrender of the certificate or certificates representing the shares transferred, properly endorsed for transfer or accompanied by proper evidence of succession, assignment or authority to transfer. All stock certificates surrendered to the corporation for transfer shall be cancelled.

Section 4. Regulations Governing Issuance and Transfer of Shares. The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the corporation.

Section 5. Lost or Destroyed Certificates. Where a certificate for shares of the corporation has been lost or destroyed, the Board of Directors may authorize the issuance of a new certificate in lieu thereof, upon satisfactory proof of such loss or destruction, and upon the giving of a bond with sufficient surety to be approved by the Board of Director to protect the corporation or any person injured by the issuance of the new certificate from any liability or expenses which it or they may incur by reason of the original certificate remaining outstanding and upon payment of the corporation’s reasonable cost incident thereto.

Section 6. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in said share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided in the laws of the State of Missouri.

Section 7. Closing of Transfer Books and Fixing of Record Dates. The Board of Directors shall have power to close the share transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date for any change, or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the share transfer books as aforesaid, the Board of Director may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise rights in respect to any such change or conversion or exchange of shares; and in each such case, such shareholders and only such shareholders as shall be shareholders of record on the date of closing the share transfer books, or on the record date so fixed, shall be entitled to notice of and to vote at such meeting, and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights as the case may be notwithstanding any transfer of any shares on the books of the corporation after such date of closing of the share transfer books or such record date affixed as aforesaid. If the Board of Directors shall not have closed the share transfer books or set a record date for the determination of its shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders or record at the closing of business on the twentieth (20th)

day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

Section 8. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law as determined from the net earnings or earned surplus of the corporation. Stock dividends may be declared if justified and provided capital is not impaired by such action.

ARTICLE SEVEN

Execution of Papers and Documents

All checks, bills, notes, drafts, vouchers, warehouse receipts, bonds, mortgages, contracts, registration certificates and all other papers and documents of the corporation shall be signed or endorsed for the corporation by such of its officers or agents as the Board of Directors may from time to time determine and prescribe, or in the absence of such determination by the President or a Vice President; provided that instruments requiring execution with the formality of deeds shall be signed by the President or a Vice President and sealed with the seal of the corporation duly attested by the Secretary.

ARTICLE EIGHT

Fiscal Year

The fiscal year of the corporation shall begin on the first (1st) day of January each year and end on the thirty-first (31st) day of December of such year, unless otherwise determined by the Board of Directors.

ARTICLE NINE

Amendment of By-Laws

These By-Laws may be altered, amended or repealed; (a) by the affirmative vote of the holders of fifty percent (50%) of the stock issued and outstanding and entitled to vote at any annual or special meeting of the shareholders; or (b) by the affirmative vote of fifty percent (50%) of the Board of Directors at any regular or special meeting thereof; provided, that the notice of such Directors meeting, whether regular or special, shall specify as one of the purposes thereof the making of such alteration, amendment or repeal of the By-Laws; and, provided further, that no change of the time or place for the election of Directors shall be made within thirty (30) days before the date on which such election is to be held, and, provided further, that any By-Laws adopted by the Board of Directors may be altered, amended or repealed by the shareholders. The Board of Directors may adopt emergency By-Laws as provided by law.

Dated as of October 8, 1990

/s/ VINCENT C. LINDWEDEL
Vincent C. Lindwedel

/s/ JULIE M. LINDWEDEL
Julie M. Lindwedel

Being all of the Directors of the Corporation.